Exhibit 99.1

Natural Health Trends Reports First Quarter 2019 Financial Results

HONG KONG – May 7, 2019 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced its financial results for the first quarter ended March 31, 2019.

First Quarter 2019 Financial Highlights

•	Total revenue of $19.3 million decreased 63% compared to $52.4 million in the first quarter of 2018 primarily due to a decline in Greater China revenue.

•
Gross profit was $14.1 million compared to $42.1 million in the first quarter of 2018. As a percent of total revenue, gross profit was 73% compared to 81% in the first quarter of 2018 primarily due to product promotions and higher logistics costs.

•	Operating loss was $2.7 million compared to operating income of $10.0 million in the first quarter of 2018.

•	Net loss was $1.9 million, or $0.17 per diluted share, compared to net income of $8.8 million, or $0.78 per diluted share, in the first quarter of 2018.

•	The number of Active Members[1] decreased 11% to 87,340 at March 31, 2019, compared to 97,840 at December 31, 2018, and decreased 8% compared to 95,040 at March 31, 2018.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve-month period.

Management Commentary

“As we previously disclosed, in response to the Chinese government’s announcement of its 100-day campaign in January, as was the case with many peer companies, we voluntarily suspended our member activities,” commented Chris Sharng, President of Natural Health Trends Corp. “The suspension covered more than 90% of the number of days in the first quarter, which also included the Chinese New Year holidays. We have made it our priority to fully cooperate with the government and to proactively ensure we continue to conduct our business in compliance with all applicable laws in China. While our financial performance was adversely impacted by this initiative during the quarter, we strongly support the actions taken by the Chinese government to root out bad products and deceptive practices in order to protect Chinese consumers.”

Mr. Sharng further commented, “While the 100-day campaign expired in late April, there has been no official conclusion to end the program. We have great confidence in our ability to navigate the business through uncertain times and to renew growth once the macroclimate improves. While we are cautious as it relates to our overall performance for the remainder of 2019 given the uncertain trade and regulatory environment, we were pleased with the outcome of our successful major event in Hong Kong at the end of March and ongoing support of our market leaders. We were also thrilled to have launched NHT Global in India and remain encouraged by the continued growth we have been experiencing in Latin America, led by Peru.”

Corporate Development

On April 29, 2019, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC stating that the Company has regained compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of all required periodic reports with the Securities and Exchange Commission. The letter was sent to confirm the Company’s compliance with the rule following the April 26, 2019 filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Balance Sheet and Cash Flow

•	Net cash used in operating activities was $11.4 million, compared to net cash provided by operating activities of $11.1 million in the first quarter of 2018.

•	Total cash and cash equivalents were $118.7 million as of March 31, 2019, down from $132.7 million as of December 31, 2018.

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As of March 31, 2019, $32.0 million of the stock repurchase program previously approved on July 28, 2015 and increased on January 13, 2016 remained available for future purchases, inclusive of related estimated income tax.

First Quarter 2019 Financial Results Conference Call

Management will host a conference call to discuss the first quarter 2019 financial results today, Tuesday, May 7, 2019 at 1:30 p.m. Eastern Time. The conference call details are as follows:

Date:	Tuesday, May 7, 2019
Time:	1:30 p.m. Eastern Time / 10:30 a.m. Pacific Time
Dial-in:	1-877-407-0789 (Domestic) 1-201-689-8562 (International)
Conference ID:	13689758
Webcast:	http://public.viavid.com/index.php?id=134051
For those unable to participate during the live broadcast, a replay of the call will also be available from 4:30 p.m. Eastern Time on May 7, 2019 through 11:59 p.m. Eastern Time on May 21, 2019 by dialing 1-844-512-2921 (domestic) and 1-412-317-6671 (international) and referencing the replay pin number: 13689758.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, the Americas, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on April 26, 2019 with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACTS:

Company Contact:
Scott Davidson
Senior Vice President and Chief Financial Officer
Natural Health Trends Corp.
Tel (Hong Kong): +852-3107-0800
Tel (U.S.): 310-541-0888
scott.davidson@nhtglobal.com

Investor Contact:
ADDO Investor Relations
Tel: 310-829-5400
investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$118,699	$132,653
Inventories	12,310	12,165
Other current assets	6,551	5,369
Total current assets	137,560	150,187
Property and equipment, net	888	934
Operating lease right-of-use assets	4,032	—
Goodwill	1,764	1,764
Restricted cash	3,068	2,998
Deferred tax asset	1,207	1,207
Other assets	829	831
Total assets	$149,348	$157,921
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,456	$1,631
Accrued commissions	8,909	12,502
Other accrued expenses	4,823	6,121
Deferred revenue	3,754	6,795
Amounts held in eWallets	14,435	14,611
Operating lease liabilities	1,762	—
Other current liabilities	1,191	1,424
Total current liabilities	36,330	43,084
Income taxes payable	16,982	16,982
Deferred tax liability	186	186
Long-term incentive	7,650	7,808
Operating lease liabilities	2,345	—
Total liabilities	63,493	68,060
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	86,249	86,415
Retained earnings	39,772	44,431
Accumulated other comprehensive loss	(974)	(1,250)
Treasury stock, at cost	(39,205)	(39,748)
Total stockholders’ equity	85,855	89,861
Total liabilities and stockholders’ equity	$149,348	$157,921

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share data)

	Three Months Ended March 31,
	2019	2018
Net sales	$19,328	$52,367
Cost of sales	5,224	10,221
Gross profit	14,104	42,146
Operating expenses:
Commissions expense	9,498	22,980
Selling, general and administrative expenses	7,315	9,122
Total operating expenses	16,813	32,102
Income (loss) from operations	(2,709)	10,044
Other income, net	432	163
Income (loss) before income taxes	(2,277)	10,207
Income tax provision (benefit)	(354)	1,383
Net income (loss)	$(1,923)	$8,824
Net income (loss) per common share:
Basic	$(0.17)	$0.78
Diluted	$(0.17)	$0.78
Weighted-average number of common shares outstanding:
Basic	11,333	11,286
Diluted	11,333	11,288

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	Three Months Ended March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(1,923)	$8,824
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	93	131
Noncash lease expense	447	—
Changes in assets and liabilities:
Inventories	(192)	473
Other current assets	(1,159)	1,548
Other assets	(2)	(5)
Accounts payable	(174)	920
Accrued commissions	(3,575)	(1,119)
Other accrued expenses	(795)	1,483
Deferred revenue	(3,030)	(333)
Amounts held in eWallets	(142)	(466)
Operating lease liabilities	(499)	—
Other current liabilities	(241)	(3)
Long-term incentive	(158)	(308)
Net cash provided by (used in) operating activities	(11,350)	11,145
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(46)	(17)
Net cash used in investing activities	(46)	(17)
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(2,736)	(1,479)
Net cash used in financing activities	(2,736)	(1,479)
Effect of exchange rates on cash, cash equivalents and restricted cash	248	247
Net increase (decrease) in cash, cash equivalents and restricted cash	(13,884)	9,896
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	135,651	138,478
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$121,767	$148,374
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Issuance of treasury stock for employee awards, net	$377	$554
Right-of-use assets obtained in exchange for operating lease liabilities	$4,462	$—